Exhibit 99.1

PILGRIM'S PRIDE CORPORATION
PENSION AND OTHER POSTRETIREMENT BENEFITS
(Unaudited)

Defined Benefit Plans Obligations and Assets

     The following tables provide reconciliations of the changes in the plans’ projected benefit obligations and fair value of assets as well as statements of the funded status, balance sheet reporting and economic assumptions for these plans:

	Thirty-Nine Weeks Ended September 23, 2012
	Pension Benefits	Other Benefits
	(In thousands)
Change in projected benefit obligation:
Projected benefit obligation, December 25, 2011	$167,931	$1,961
Service cost	38	—
Interest cost	6,204	72
Actuarial losses	18,798	227
Benefits paid	(4,760)	(124)
Projected benefit obligation, September 23, 2012	$188,211	$2,136

	Thirty-Nine Weeks Ended September 23, 2012
	Pension Benefits	Other Benefits
	(In thousands)
Change in plan assets:
Fair value of plan assets, December 25, 2011	$81,193	$—
Actual return on plan assets	6,927	—
Contributions by employer	9,310	124
Benefits paid	(4,760)	(124)
Fair value of plan assets, September 23, 2012	$92,670	$—

	September 23, 2012
	Pension Benefits	Other Benefits
	(In thousands)
Funded status:
Fair value of plan assets	$92,670	$—
Benefit obligations	(188,211)	(2,136)
Funded status of plans	$(95,541)	$(2,136)

	September 23, 2012
	Pension Benefits	Other Benefits
	(In thousands)
Amounts recognized in the consolidated balance sheet:
Current liabilities	$10,907	$209
Long-term liabilities	84,634	1,927
Recognized liabilities	$95,541	$2,136

	September 23, 2012
	Pension Benefits	Other Benefits
Economic assumptions:
Discount rate	4.20%	4.22%
Rate of increase in compensation levels	3.00%	NA

        The accumulated benefit obligation for all defined benefit plans was $190.3 million at September 23, 2012. All of the Company’s defined benefit plans had an accumulated benefit obligation in excess of plan assets at September 23, 2012.

Plan Assets

        The following table reflects the pension plans’ actual asset allocations:

September 23, 2012
Cash and money market funds	—
Equity securities	70%
Debt securities	30%
Total assets	100%

        Absent regulatory or statutory limitations, the target asset allocation for the investment of the assets for our ongoing pension plans is 30% in debt securities and 70% in equity securities. The plans only invest in debt and equity instruments for which there is a ready public market. We develop our expected long-term rate of return assumptions based on the historical rates of returns for equity and debt securities of the type in which our plans invest.

        The fair value measurements of plan assets fell into the following levels of the fair value hierarchy:

	September 23, 2012
	Level 1	Level 2	Level 3	Total
	(In thousands)
Cash and money market funds	$118	$—	$—	$118
Equity securities	—	65,052	—	65,052
Debt securities	—	27,500	—	27,500
Total	$118	$92,552	$—	$92,670

        The valuation of plan assets in Level 2 is determined using a market approach based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for substantially the full term of the financial instrument. Level 2 securities primarily include equity and fixed income securities funds.

Benefit Payments

        The following table reflects the benefits as of September 23, 2012 expected to be paid through 2021 from our pension and other postretirement plans. Because our pension plans are primarily funded plans, the anticipated benefits with respect to these plans will come primarily from the trusts established for these plans. Because our other postretirement plans are unfunded, the anticipated benefits with respect to these plans will come from our own assets.

	Pension Benefits	Other Benefits
	(In thousands)
September 24, 2012 through December 30, 2012	$2,810	$83
2013	10,796	168
2014	10,666	170
2015	10,250	171
2016	10,368	171
2017-2021	49,860	817
Total	$94,750	$1,580

        We anticipate contributing $10.9 million and $0.2 million to our pension and other postretirement plans, respectively, during 2012.

Amounts Included in Accumulated Other Comprehensive Income (Loss)

        Pre-tax amounts included in accumulated other comprehensive income (loss) that have not yet been recognized in net periodic benefit plan cost and the changes in those amounts are as follows:

	Thirty-Nine Weeks Ended September 23, 2012
	Pension Benefits	Other Benefits
	(In thousands)
Net actuarial gain (loss), December 25, 2011	$(31,108)	$217
Amortization	348	(2)
Liability loss	(18,798)	(226)
Asset gain	2,539	—
Net actuarial loss, September 23, 2012	$(47,019)	$(11)